UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 6, 2008

THE TALBOTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

Attached and being furnished as Exhibit 99.1 is a copy of a press release of The Talbots, Inc. (“Talbots” or the “Company”), dated February 6, 2008, reporting Talbots sales results for the thirteen weeks ended February 2, 2008.

Talbots will conduct a conference call today, February 6, 2008 at 5:00 p.m. local time. To listen to the live call, please dial 866-336-2423, passcode “TLB” or log on to www.thetalbotsinc.com/ir/ir.asp. The call will be archived on its web site www.thetalbotsinc.com for a period of twelve months.  In addition, an audio replay of the call will be available shortly after its conclusion and archived until February 8, 2008.  This call may be accessed by dialing 800-642-1687, passcode 34210476.

Item 2.06  Material Impairments.

Under U.S. generally accepted accounting principles (“GAAP”), the Company is required to test the carrying value of its intangible assets annually or more frequently if impairment indicators arise.  As a result of the negative trend experienced in sales and profitability of the Company’s J. Jill brand, Talbots conducted an interim impairment test consistent with GAAP on the value of the intangible assets that were recorded in connection with the May 2006 acquisition of The J. Jill Group, Inc.  Because the impairment test has indicated that the estimated value of the goodwill and the estimated value of the trademarks attributable to the J. Jill brand were less than their respective carrying amounts, on February 6, 2008 management of the Company concluded that a material non-cash charge for goodwill and trademark impairment will be required under GAAP to reduce the carrying amounts of these intangible assets to their estimated fair values.

The Company currently estimates that it will record a total non-cash charge of approximately $85 million in the fourth quarter of fiscal 2007 attributable to this J. Jill intangibles impairment.  The Company is in the process of completing the above assessments and its estimate is subject to change based on completion of the impairment testing process.

This impairment will not result in any future cash expenditures.

Also, as announced in its February 6, 2008 press release, the Company also concluded that it will record a non-cash impairment charge in the fourth quarter of fiscal 2007 in connection with certain underperforming Talbots and J. Jill stores.  The non-cash charge is currently estimated to be approximately $2 million.  Management of the Company concluded on February 6, 2008 that, based on its review of the current and projected future performance of these stores, the carrying value of these stores exceeds their estimated fair values.  This impairment is not expected to result in any future cash expenditures.

The above impairment charges do not affect the Company’s cash position.

Section 7 – Regulation FD

Item 7.01  Regulation FD Disclosure.

On February 6, 2008, the Company issued a press release announcing, among other things, the material impairment described in Item 2.06 of this Form 8-K. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-looking Information

The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “anticipate,” “will,” or similar statements or variations of such terms.   Among other forward looking information, the above estimated non-cash impairment charges constitute forward-looking information.

Our forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and substantial risk, including the review of the Company’s assessment by its outside auditor and changes in management’s assumptions and projections.  The reader is urged to consider all such factors.  The actual non-cash charges may differ materially from what has been estimated.

All of our forward-looking statements are as of the date of this Form 8-K only, and except as may be required by law or SEC rule or requirement, the Company does not undertake to update or revise any forward-looking statements to reflect actual results, changes in assumptions, estimates or projections, or other circumstances occurring after the date hereof.

Any public statements or disclosures by the Company following this Form 8-K which modify or impact any of the forward-looking statements contained in or accompanying this Form 8-K will be deemed to modify or supersede such statements in or accompanying this Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

99.1           Press Release of The Talbots, Inc., dated February 6, 2008.

Non-GAAP Financial Measures:

To supplement the Company's financial results presented in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the Company uses, and has also included in the attached press release and will include as part of its accompanying conference call and webcast, certain non-GAAP financial measures. These non-GAAP financial measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP.  These non-GAAP financial measures as disclosed by the Company may also be calculated differently from similar measures disclosed by other companies.  To ease the use and understanding of our supplemental non-GAAP financial measures, the Company includes the most directly comparable GAAP financial measure.

The Company uses certain non-GAAP financial operating measures in connection with the fiscal year 2007 fourth quarter and full year results which exclude (i) intangible and long-lived asset impairment, (ii) charges related to the closing of Talbots Kids/Mens, (iii) acquisition-related intangible asset amortization and financing costs related to the J. Jill acquisition, and (iv) compensation expense primarily related to new executive hires and professional consulting fees related to its announced comprehensive strategic review. (In its reconciliation of GAAP to non-GAAP, the Company also uses a non-GAAP financial measure for 2006 which also excludes (iii) above.)

Management uses these financial measures, together with GAAP results, in preparing  certain internal budgets and operating plans, evaluating actual performance, assessing historical performance over reporting periods, assessing management performance, and assessing operating performance against other companies. This information may also aid investors in further understanding and evaluating the Company's period to period operating performance and financial results.  Material limitations of these financial measures are: (i) such measures do not reflect actual GAAP amounts, (ii) impairment charges reflect an actual decrease in the carrying value of one or more assets based on current estimates of the fair value of those assets and are material items to an investor’s understanding of the Company’s financial position, (iii) charges related to closing Talbots Kids/Mens include in part actual cash outlays and are not solely non-cash accounting charges, (iv) financing costs related to the J. Jill acquisition and professional consulting fees in connection with the comprehensive strategic review represent actual cash outlays, (v) compensation expense primarily related to new executive hires represents in part actual cash outlays and in part non-cash expense determined in accordance with FAS 123R and other accounting standards, and (vi) amortization of acquired intangible assets related to the J. Jill acquisition are GAAP required continuing non-cash expense items.  Management compensates for these limitations by clarifying that these measures are only one operating metric used for internal financial analysis and planning purposes and should not be considered in isolation, and by providing the directly comparable GAAP financial measure.

Management believes that, given the unique nature of these special items, the inclusion of these non-GAAP operating measures provides an additional, supplemental metric for management and investors to review and evaluate the Company's ongoing operational performance and period to period financial results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: February 6, 2008	By:	/s/ Edward L. Larsen
	Name:	Edward L. Larsen
	Title:	Senior Vice President, Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of The Talbots, Inc., dated February 6, 2008.